Exhibit 99.1

Silver Fuels Delhi, LLC

Financial Statements

as of and for the years ended

December 31, 2021 and 2020

Silver Fuels Delhi, LLC

Table of Contents

Independent Auditors’ Report	1-2

Balance Sheets as of December 31, 2021 and 2020	3

Statements of Operations for the years ended December 31, 2021 and 2020	4

Statements of Members’ Equity (Deficit) for the years ended December 31, 2021 and 2020	5

Statementsof Cash Flows for the years ended December 31, 2021 and 2020	6

Notes to the Financial Statements	7-11

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INDEPENDENT AUDITORS’ REPORT Management Silver Fuel Delhi, LLC Dallas, Texas

Opinion

We have audited the accompanying financial statements of Silver Fuels Delhi, LLC, which comprise the balance sheets as of December 31, 2021 and 2020 and the related statements of operations, members’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Fuels Delhi, LLC, as of December 31, 2021 and 2020 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Silver Fuels Delhi, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Related Party Transactions

As discussed in Notes 3 and 5 to the accompanying financial statements, all purchases are from entities in which the Company’s manager also controls. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

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In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Silver Fuels Delhi, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Silver Fuels Delhi, LLC’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Silver Fuels Delhi, LLC’s ability to continue as a going concern for a reasonable period of time

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Shreveport, Louisiana

April 11, 2022

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Silver Fuels Delhi, LLC

Balance Sheets

as of December 31, 2021 and 2020

	2021	2020
Assets
Current assets
Cash and cash equivalents	$83,261	$106,712
Accounts receivable, Note 2	2,993,706	1,571,049
Total current assets	3,076,967	1,677,761

Property and equipment, net, Notes 2 and 4	2,483,697	2,501,223

Other assets
Reserve account, Note 6
Due from related party, Note 5	67,303	2,683,306
Inventory, Note 2	99,902	42,744
Security deposits	41,012	41,012
Total other assets	577,326	2,983,062
Total assets	$6,137,990	$7,162,046

Liabilities and members' equity (deficit)
Current liabilities
Accounts payable	$106,684	$94,888
Due to related party, Note 5	2,229,773	6,634,772
Current portion of lease obligations, Note 6	232,572	201,965
Total current liabilities	2,569,029	6,931,625

Maxus lease obligations - less current portion, Note 6	1,696,344	1,894,760

Members' equity (deficit)	1,872,617	(1,664,339)
Total liabilities and members' equity (deficit)	$6,137,990	$7,162,046

See independent auditors' report and accompanying notes to the financial statements.

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Silver Fuels Delhi, LLC

Statements of Operations

for the years ended December 31, 2021 and 2020

	2021	2020
Sales	$33,000,380	$10,545,679

Cost of sales	30,598,276	9,843,754
Gross profit	2,402,104	701,925

Operating expenses
Bank charges	120	263
Contract labor	4,320	127,899
Depreciation	297,323	286,206
Electrical services	24,467	0
Environmental services	9,100	250
Equipment rental	6,487	3,524
Fuel	4,635	0
Gathering and transportation	56,889	29,280
IT services	2,402	0
Legal and accounting	725	725
License and permits	355	0
Maintenance	30,688	0
Meter proving	12,856	11,646
Office supplies	313	429
Payroll expense	166,032	14,284
Postage and delivery	202	0
Propane	751	1,590
Property tax	19,950	14,469
Pump	0	5,745
Rent	2,297	0
Safety	0	503
Sales tax	50,947	48,867
Samples	3,286	0
Telephone and internet	2,423	0
Tools	7,362	642
Travel	1,626	0
Utilities	11,159	12,180
Total operating expenses	716,715	558,502

Income from operations	1,685,389	143,423

Other income (expense)
Other income	934	0
Interest expense	(324,336)	(260,751)
Total other expense	(323,402)	(260,751)
Net income (loss)	$1,361,987	$(117,328)

See independent auditors' report and accompanying notes to the financial statements.

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Silver Fuels Delhi, LLC

Statements of Members' Equity (Deficit)

for the years ended December 31, 2021 and 2020

Balance, as of December 31, 2019	$4,676,230
Members' contributions	114,759
Members' distributions	(6,338,000)
Net loss	(117,328)
Balance, as of December 31, 2020	(1,664,339)
Members' contributions	16,966,167
Members' distributions	(14,791,198)
Net income	1,361,987
Balance, as of December 31, 2021	$1,872,617

See independent auditors' report and accompanying notes to the financial statements.

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Silver Fuels Delhi, LLC

Statements of Cash Flows

for the years ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities
Net income (loss)	$1,361,987	$(117,328)
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation	297,323	286,206
Amortization of financing fees	34,156	25,617
(Increase) decrease in:
Accounts receivable	(1,422,657)	(328,207)
Prepaid expenses
Reserve account	(153,109)	(216,000)
Inventory	(57,158)	65,567
Security deposits	0	(14,012)
Increase (decrease) in:
Accounts payable	264,459	(8,119)
Net cash provided by (used in) operating activities	325,001	(306,276)

Cash flows from investing activities
Purchases of property and equipment	(279,797)	0
Net cash used in investing activities	(279,797)	0

Cash flows from financing activities
Net increase in due to affiliate	2,791,811	3,951,466
Proceeds from financing arrangements	0	2,375,861
Repayments on financing arrangements	(201,965)	(133,974)
Financing fees incurred	0	(160,779)
Members' contributions	506,499	114,759
Members' distributions	(3,165,000)	(6,338,000)
Net cash provided by (used in) investing activities	(68,655)	(190,667)

Net decrease in cash and cash equivalents	(23,451)	(496,943)
Beginning cash and cash equivalents	106,712	603,655
Ending cash and cash equivalents	$83,261	$106,712
Supplemental disclosure of cash flow information
Cash paid for interest	$290,180	$235,134
Supplementary non-cash investing and financing activities
Assignment of members' payables to contributions	$16,459,668	$0
Assignment of members' payables to distributions	$11,626,198	$0

See independent auditors' report and accompanying notes to the financial statements.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

(1)	Nature of Business

Silver Fuels Delhi, LLC, (the “Company”), is a privately held limited liability company and operates a crude oil blending facility in Delhi, Louisiana. The Company was organized in January, 2018.

(2)	Summary of Significant Accounting Policies

Basis of accounting - The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Basis of presentation and use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of reporting cash flows, cash and cash equivalents includes all cash on hand and cash on deposit with maturities of less than three months.

Trade accounts receivable – Trade accounts receivable primarily relates to sales to customers for crude oil. Differences between the amounts due from customers and the amounts management expects to collect are reported in the results of operations of the year in which those differences are determined. An offsetting entry to a valuation allowance for account balances that are outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to an accounts receivable. As of December 31, 2021 and 2020, the Company had no allowance for doubtful accounts. Trade accounts receivable are zero interest bearing.

Trade accounts receivable in an amount up to $1,213,522 is used as collateral for a loan in Ballengee Holdings, LLC, a related party.

Inventory – Inventory is stated at cost or net realizable value on the first-in, first-out basis.

Property and equipment – Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the assets estimated useful life.

Routine maintenance and repairs are charged to operating expense, while costs of improvements and replacements are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts, and the difference between the net book value of the asset and proceeds from disposition is recognized as a gain or loss in the statement of operations.

(2)	Summary of Significant Accounting Policies – (continued)

Asset retirement obligations – Under ASC 410-20, Asset Retirement and Environmental Obligations – Asset Retirement Obligations, which relates to accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets, the Company records an Asset Retirement Obligation (“ARO”) at fair value in the period in which it is incurred by increasing the carrying amount of the related long-lived asset. In each subsequent period, liability is accreted over time towards the ultimate obligation amount and the capitalized costs are depreciated over the useful life of the related asset. The Company did not identify any significant or material cost after review; thus, no ARO obligation is recorded for the years ended December 31, 2021 and 2020.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

Impairment of long-lived assets - Long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews all material assets annually for possible impairment. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No impairment was considered necessary during the years ended December 31, 2021 or 2020.

Revenue recognition – Revenues from the sale of crude oil are recognized at the time title to the product sold transfers to the purchaser, which occurs upon delivery of the product to the purchaser or to the purchaser’s designated delivery points, at contractual prices.

The Company adopted Accounting Standards Update (ASU) No 2014-09, Revenue from Contracts with Customers (Topic 606) during the year ended December 31, 2020. The ASU provides a single principles-based revenue recognition model with a five-step analysis of transactions to determine when and how revenue is recognized. The adoption of the ASU did not have an impact on the Company’s results of operations.

Financing fees – Financing fees represent costs incurred in relation to the Maxus lease obligations (see Note 6). Such costs have been deferred and are being amortized on a straight-line basis over the five-year terms of the related obligations. The Maxus lease obligation, net of current portion is recorded on the accompanying balance sheets net of unamortized debt issuance costs. A total of $34,156 and $25,617 have been amortized to interest expense, respectively, during the years ended December 31, 2021 and 2020.

(2)	Summary of Significant Accounting Policies – (continued)

Income taxes - The Company is a limited liability company (“LLC”) that is treated as a partnership for federal and state income tax purposes. As such, the Company does not pay income taxes, as any income or loss and credits are included in the tax returns of the members. Accordingly, no provision has been made for income taxes in the financial statements.

Under the provisions of FASB ASC 740-10, the Company records a liability for uncertain tax positions when probable that a loss has been incurred and the amount can be reasonably estimated. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Subsequent events – Management of the Company has evaluated subsequent events, for recognition and disclosure, through April 11, 2022, the date the financial statements were available to be issued.

(3)	Major Customers, Supplier and Concentration of Credit Risk

The Company had one (1) customer whose revenue individually represented 94% of the Company’s total revenue for the year ended December 31, 2021 and 100% of the Company’s total revenue for the year ended December 31, 2020. This customer also represents 100% of the accounts receivable as of December 31, 2021 and 2020.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

The Company had two (2) major suppliers (both related parties – see Note 5) that accounted for 100% of crude oil purchases for the year ended December 31, 2021 and 2020.

Additionally, the Company and its major customers and suppliers operate in the crude oil industry. The industry concentration has the potential to impact the Company’s overall exposure to credit risk in that its customers and suppliers may be similarly affected by changes in economic, industry, or other conditions. There is risk that the Company would not be able to identify and access replacement markets at comparable margins.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. The Company has not experienced any losses in such accounts.

(4)	Property and Equipment

The following is a summary of property and equipment as of December 31, 2021 and 2020:

	2021	2020
Land	$140,000	$140,000
Delhi crude facility	2,111,232	2,111,232
Station improvements	750,852	750,852
Tank farm	266,797	0
Other equipment	13,000	0
Sub-total	$3,281,881	$3,002,084
Less: accumulated depreciation	798,184	500,861
Total	$2,483,697	$2,250,223

Depreciation expense related to property and equipment was $297,323 and $286,206, respectively, for the years ended December 31, 2021 and 2020.

(5)	Related Party Transactions

During the years ended December 31, 2021 and 2020, the Company entered into transactions to purchase crude oil with Bacchus Capital, LLC (“Bacchus”) and White Claw Crude, LLC (“WCC”). Bacchus and WCC are LLC’s controlled by James H. Ballengee (“Ballengee”), the manager of Silver Fuels Delhi, LLC.

During the year ended December 31, 2021 the Company purchased approximately $9,572,233 and $21,026,043 in crude oil from Bacchus and WCC, respectively. During the year ended December 31, 2020 the Company purchased approximately $6,634,772 and $3,172,694 in crude oil from Bacchus and WCC, respectively.

As of December 31, 2021, the Company had balances due to Bacchus and WCC of $0 and $2,229,773, respectively. As of December 31, 2020, the Company had balances due to Bacchus and WCC of $6,634,772 and $0, respectively. Such amounts are included in current liabilities as due to related party in the accompanying balance sheets.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

During the year ended December 31, 2020, the Company made short-term operating advances to WCC. The advances had no stated terms. As of December 31, 2020, the Company had a balance due under these advances totaling $2,683,306. Such amount is included in due from related party in the accompanying balance sheets.

During the year ended December 31, 2021, the Company entered into a crude petroleum supply (“CPS”) agreement with WCC. The CPS requires that the Company buy and WCC sell greater than or equal to 1,000 barrels per day. Under the terms of the CPS, WCC is responsible for any loss allowance related to the quantities sold. During the year December 31, 2021, WCC was responsible for $2,018,494 in loss allowances. This amount is included in sales for the year ended December 31, 2021 in the accompanying statements of operations.

(5)	Related Party Transactions – ( continued)

During the years ended December 31, 2021 and 2020, the Company reimbursed Ballengee Holdings, LLC, (“BH”) for payroll costs related to BH employees performing work for SFD. BH is an LLC controlled by Ballengee. BH bills the Company periodically for payroll costs incurred for work performed for the Company. The total amount billed for the years ended December 31, 2021 and 2020, was approximately $166,032 and $14,284, respectively, and is included in payroll expense in the accompanying statements of operations. As of December 31, 2021 and 2020, the Company had a balance due of $82,852 and $14,284 to BH and such amounts are included in accounts payable in the accompanying balance sheets.

During the year ended December 31, 2021, the Company made short-term operating advances to Silver Fuels, NGL Processing, LLC, (“SFNP”) in the amount of $67,303. The advances have no stated terms. SFNP is an LLC controlled by James Ballengee. As of December 31, 2021, the Company had a balance due from SFNP for $67,303 that is included in due from related party on the accompanying balance sheet.

The Company is also a guarantor on a lease obligation of White Claw Colorado City, LLC, a related party controlled by Ballengee.

(6)	Financing Arrangements

On March 17, 2020, the Company entered into two sale and leaseback transactions with Maxus Capital Group, LLC (“Maxus”).

The first transaction involved the Company assigning twelve 400-barrel steel storage tanks, two truck offloading transfer meters and two pipeline transfer meters located in Richland Parish, Louisiana to Maxus for consideration of $1,025,000 and subsequently entering into an agreement to lease the assets back from Maxus for 60 monthly payments of $22,100. At the end of the lease term there is an option purchase the assets back from Maxus at a purchase price of $1.

The second transaction involved the Company assigning all remaining property at the blending facility in Richland Parish, Louisiana with the exception of land, to Maxus for consideration of $1,350,861 and subsequently entering into an agreement to lease the assets back from Maxus for 60 monthly payments of $18,912. At the end of the lease term, there is an option to purchase the assets back from Maxus at a purchase price of $877,519.

The 9.39 acres of land located Richland Parish, Louisiana, which contains the blending facility, is being used as collateral for both lease obligations.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

(6)	Financing Arrangements – (continued)

The Company is required to make minimum cash reserve payments of at least $24,000 ($8,945 and $15,055 for the first and second lease, respectively) each month in addition to the base lease payments. The cash reserve payments are to be used in the event of a default by the Company. At the end of the term Maxus will return the balance of any cash reserve payments. As of December 31, 2021 and 2020, the balances of the cash reserve payments were $369,109 and $216,000, respectively.

The terms of the lease agreements, including the Company’s option to purchase the leased assets from Maxus at the end of the lease terms, preclude the Company from using sale and leaseback accounting treatment in accordance with FASB ASC 842-40. As such, the transactions are being accounted for as financing arrangements, whereby the Company does not record a sale or derecognize the assets being leased. The Company continues to record depreciation expense on the leased assets and has recorded financial liabilities due to Maxus (shown as Maxus lease obligations in accompanying balance sheets). The Company is using imputed interest rates of 17.73% and 10.36% for the first and second lease obligations, respectively, which results in the carrying value of the financial liabilities equating the estimated book value of the leased assets at the end of the lease terms and the dates at which the Company may exercise its buy-back options.

Future minimum lease payments for each of the next four years under the Maxus lease obligations and a reconciliation of undiscounted cash flows to the balance of the December 31, 2021 on the accompanying balance sheet are as follows:

2022	492,145
2023	492,145
2024	492,145
2025	123,036
Total minimum lease payments	1,599,471
Less: amount representing interest	(704,432)
Present value of net minimum payments	895,039
Add: carrying value of lease obligation at end of lease term	1,144,883
Total lease obligation	2,039,922
Less: unamortized financing fees	(111,006)
Total lease obligation, less unamortized financing fees	1,928,916
Less: current portion	(232,572)
Total lease obligation, less current portion	$1,696,344

(7)	Legal Matters

The Company is subject to various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company.

(8)	Risks and Uncertainties

In response to the COVID-19 pandemic, many state and local governments instituted restrictions that substantially limited the operations of non-essential businesses and the activities of individuals. While some of these restrictions have been eased, there is still significant uncertainty around the extent and duration of those still in place and the possibility for restrictions to be increased again in the future. The extent to which the pandemic will impact the Company’s financial results in the coming periods depends on future developments, including where there are additional outbreaks of COVID-19 and the actions taken to contain or address the virus. The Company cannot reasonably estimate the overall length or severity of this pandemic, which if prolonged for a longer duration, could potentially have a material impact to the financial statements.

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